Exhibit 99.1

CA Technologies Reports First Quarter Fiscal Year 2013 Results

  Revenue $1.145 Billion, Up 1 Percent in Constant Currency and Down 2 Percent as Reported
  GAAP EPS $0.51, Up 11 Percent in Constant Currency and 13 Percent as Reported
  Non-GAAP EPS $0.63, Up 16 Percent in Constant Currency and 15 Percent as Reported
  Cash Flow from Continuing Operations $183 Million, Up 10 Percent in Constant Currency and 28 Percent as Reported
  IP Transaction Adds $0.05 to GAAP and Non-GAAP EPS, and $35 Million to Cash Flow from Continuing Operations
  Updates Revenue, GAAP and Non-GAAP EPS Outlook for Full Fiscal Year 2013

ISLANDIA, N.Y.--(BUSINESS WIRE)--July 26, 2012--CA Technologies (NASDAQ:CA) today reported financial results for its first quarter of fiscal year 2013, ended June 30, 2012.

FINANCIAL OVERVIEW

	First Quarter FY13 vs. FY12
(in millions, except share data)	FY13	FY12	% Change	% Change CC**
Revenue	$1,145	$1,163	(2%)	1%
GAAP Income from continuing operations	$240	$228	5%	4%
Non-GAAP Income from continuing operations*	$297	$279	6%	9%
GAAP Diluted EPS from continuing operations	$0.51	$0.45	13%	11%
Non-GAAP Diluted EPS from continuing operations*	$0.63	$0.55	15%	16%
Cash Flow from continuing operations	$183	$143	28%	10%
* Non-GAAP income and earnings per share are non-GAAP financial measures, as noted in the discussion of non-GAAP results below. A reconciliation of non-GAAP financial measures to their comparable GAAP financial measures is included in the tables following this news release.
**CC: Constant Currency

EXECUTIVE COMMENTARY

“Despite the headwinds to top-line growth we experienced during the first quarter, we remain committed to delivering the earnings per share and cash flow from operations growth we provided at the beginning of the fiscal year,” said Bill McCracken, chief executive officer, CA Technologies. “In addition to the benefits of a $35 million intellectual property transaction we closed during the quarter, we will drive increased profitability in our organic business and now expect to deliver further expansion of our GAAP operating margin to 31 percent and our non-GAAP operating margin to 36 percent for the full fiscal year.”

REVENUE AND BOOKINGS

In constant currency, revenue from existing products and services was flat, while revenue increased 1 percent from acquired technologies. On an as reported basis, revenue from existing products and services decreased 2 percent, while revenue from acquired technologies increased less than 1 percent. Acquired technologies are defined as technologies acquired within the past 12 months. About 63 percent of the Company’s revenue came from North America, while 37 percent came from International operations.

Revenue year-over-year:

  Total revenue was $1.145 billion, up 1 percent in constant currency and down 2 percent as reported.
  Total revenue backlog was $7.771 billion, down 5 percent in constant currency and 9 percent as reported. The current portion of revenue backlog was $3.527 billion, down 1 percent in constant currency and 5 percent as reported.
  North America revenue was $726 million, up 2 percent in constant currency and 1 percent as reported.
  International revenue was $419 million, up 1 percent in constant currency and down 6 percent as reported.

Bookings year-over-year:

  Total bookings in the first quarter were $553 million, down 34 percent in constant currency and 36 percent as reported, primarily due to a decrease in renewals. The Company previously stated that it expected its fiscal year 2013 renewal portfolio to decline in the single digits year-over-year with the first quarter being the low point.
  The Company renewed a total of 4 license agreements with incremental contract values in excess of $10 million each, for an aggregate contract value of $61 million. During the first quarter of fiscal year 2012, the Company renewed a total of 8 license agreements with incremental contract values in excess of $10 million each, for an aggregate contract value of $255 million.
  The weighted average duration of subscription and maintenance bookings for the quarter was 2.79 years, compared with 3.28 years for the same period in fiscal year 2012.
  North America bookings were $326 million, down 39 percent in constant currency and as reported.
  International bookings were $227 million, down 26 percent in constant currency and 31 percent as reported.

EXPENSES AND MARGIN

As part of the Company’s efforts to more fully utilize its intellectual property assets, in the first quarter of fiscal year 2013, it closed a transaction that assigned the rights to certain intellectual property assets to a large technology company for $35 million. The Company will continue to have the right to use these intellectual property assets in current and future product offerings. For the first quarter of fiscal year 2013, total expenses before interest and income taxes includes the positive effect of $35 million received from this transaction.

Year-over-year GAAP results:

  Operating expenses, before interest and income taxes, were $764 million, down 3 percent in constant currency and 7 percent as reported.
  Operating income, before interest and income taxes, was $381 million, up 10 percent in constant currency and 11 percent as reported.
  Operating margin was 33 percent, up 4 percentage points from the prior year period.

Year-over-year non-GAAP results exclude purchased software and other intangibles amortization, share-based compensation, and certain other gains and losses. The results also include gains and losses on hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter.

  Operating expenses, before interest and income taxes, were $706 million, down 2 percent in constant currency and 5 percent as reported.
  Operating income, before interest and income taxes, was $439 million, up 8 percent in constant currency and 5 percent as reported.
  Operating margin was 38 percent, up 2 percentage points from the prior year period.

For the first quarter of fiscal year 2013, the Company’s effective GAAP tax rate was 35.1 percent, compared with 31.5 percent in the prior year period. The Company’s effective non-GAAP tax rate was 30.6 percent, compared with 31.6 percent in the prior year period.

GAAP and non-GAAP EPS were favorably affected by about $0.05 per share from the intellectual property transaction. In addition, GAAP and non-GAAP EPS were positively affected by a reduction in share count. The intellectual property transaction also had a positive impact of about 3 percentage points on both GAAP and non-GAAP operating margin.

SEGMENT INFORMATION

  Mainframe Solutions revenue was $628 million, flat in constant currency and down 3 percent as reported. Operating expense was $260 million and operating profit was $368 million. Operating margin was 59 percent, up from 57 percent a year ago.
  Enterprise Solutions revenue was $426 million, up 2 percent in constant currency and flat as reported. Operating expense was $359 million and operating profit was $67 million. Operating margin was 16 percent, up from 11 percent a year ago. The intellectual property transaction had a favorable effect of about 8 percentage points on this margin.
  Services revenue was $91 million, up 4 percent in constant currency and 1 percent as reported. Operating expense was $87 million and operating profit was $4 million. Operating margin was 4 percent, up from 2 percent a year ago.

CASH FLOW FROM CONTINUING OPERATIONS

Cash flow from continuing operations in the first quarter was $183 million, which includes the $35 million received from the intellectual property transaction, compared with $143 million in the prior year. Cash flow from continuing operations was also favorably affected by lower income tax payments and an increase in upfront cash collections.

CAPITAL STRUCTURE

  Cash and cash equivalents at June 30, 2012 were $2.541 billion.
  With $1.298 billion in total debt outstanding and $140 million in notional pooling, the Company’s net cash and cash equivalents was $1.103 billion.
  During the quarter, the Company successfully completed its Accelerated Share Repurchase (ASR) agreement with the receipt of 3.7 million common shares, in addition to the 15 million shares received in the fourth quarter of fiscal year 2012.
  Subsequent to the completion of the ASR, the Company repurchased 3.8 million shares in the market for approximately $96 million.
  The Company is currently authorized to repurchase an additional $900 million of common stock through fiscal year 2014.
  The Company’s outstanding share count at June 30, 2012 was 463 million.
  During the quarter, the Company distributed $119 million in dividends.

BUSINESS HIGHLIGHTS

During the first quarter the Company:

  Announced a new CA Global Partner Program that provides an expanded set of benefits to support partners’ evolving business models. The program supports efforts by solution providers, service providers, alliance partners and resellers to enable customers to deliver innovative business services. Later in the quarter, the program was extended to include next-generation mainframe modernization solutions to help customers reduce costs and increase efficiency.
  Announced it has extended its university relationship program with plans to roll out a new Innovation Center in partnership with Tel Aviv University (TAU) in Israel, collaborating on topics such as IT management and cyber security. The announcement builds on its programs recently announced at the University Innovation Center in Hyderabad, India and at the CA Technologies Innovation Center at Stony Brook University in New York.
  Announced that channel partners with expert proficiency in CA Automation Suite for Clouds now meet the Cloud Management Competency Validation criteria for the Cloud Builder designation of the Cisco Cloud Partner Program.
  Announced Nimsoft Monitor has attained the VCE™ and Vblock™ Ready certification. This enables users to confidently leverage Nimsoft IT Management-as-a-Service capabilities to rapidly and cost-efficiently gain full visibility into their Vblock infrastructure—along with the rest of their cloud and non-cloud environments.
  Announced a new version of CA Process Automation that helps customers increase agility for competitive advantage while lowering costs.

OUTLOOK FOR FISCAL YEAR 2013

The Company updated its revenue and GAAP and non-GAAP earnings per share from continuing operations outlook and reaffirmed cash flow from continuing operations guidance for fiscal year 2013. The following guidance consists of "forward-looking statements" (as defined below).

The Company expects the following:

  Total revenue growth in a range of 1 percent to 2 percent in constant currency. At June 30, 2012 exchange rates, this translates to reported revenue of $4.74 billion to $4.80 billion. Previously, total revenue growth outlook was in a range of 2 percent to 4 percent in constant currency.
  GAAP diluted earnings per share from continuing operations growth in constant currency in a range of 12 percent to 14 percent. At June 30, 2012 exchange rates, this translates to GAAP reported diluted earnings per share of $2.07 to $2.12. Previously, GAAP diluted earnings per share from continuing operations in constant currency was 10 percent to 14 percent.
  Non-GAAP diluted earnings per share from continuing operations growth in constant currency in a range of 10 percent to 12 percent. At June 30, 2012 exchange rates, this translates to reported non-GAAP diluted earnings per share of $2.45 to $2.50. Previously, non-GAAP diluted earnings per share from continuing operations in constant currency was 9 percent to 12 percent.
  Cash flow from continuing operations growth in a range of 4 percent to 6 percent in constant currency. At June 30, 2012 exchange rates, this translates to reported cash flow from continuing operations of $1.54 billion to $1.57 billion.

This outlook also assumes no material acquisitions and a partial currency hedge of operating income. The Company expects a full-year GAAP operating margin of 31 percent, up from the previous guidance of 30 percent, and non-GAAP operating margin of 36 percent, up from a previous outlook of 35 percent. The Company also expects an effective full-year GAAP and non-GAAP tax rate to come in closer to the high-end of the 30 to 31 percent provided at the outset of the fiscal year.

The Company anticipates approximately 452 million shares outstanding at fiscal year 2013 year-end and weighted average diluted shares outstanding of approximately 459 million for the fiscal year.

Webcast

This news release and the accompanying tables should be read in conjunction with additional content that is available on the Company’s website, including a supplemental financial package, as well as a webcast that the Company will host at 5 p.m. ET today to discuss its unaudited first quarter results. The webcast will be archived on the website. Individuals can access the webcast, as well as this press release and supplemental financial information, at http://ca.com/invest or listen to the call at 1-877-561-2748. The international participant number is 1-720-545-0044.

About CA Technologies

CA Technologies (NASDAQ: CA) provides IT management solutions that help customers manage and secure complex IT environments to support agile business services. Organizations leverage CA Technologies software and SaaS solutions to accelerate innovation, transform infrastructure and secure data and identities, from the data center to the cloud. Learn more about CA Technologies at www.ca.com.

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Non-GAAP Financial Measures

This news release, the accompanying tables and the additional content that is available on the Company's website, including a supplemental financial package, includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP metrics for operating expenses, operating income, operating margin, income from continuing operations and diluted earnings per share exclude the following items: non-cash amortization of purchased software and other intangibles, share-based compensation, fiscal year 2007 restructuring costs and certain other gains and losses, which includes the gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter. In fiscal year 2011, non-GAAP income also excludes recoveries and certain costs associated with derivative litigation matters. The effective tax rate on GAAP and non-GAAP income from operations is the Company's provision for income taxes expressed as a percentage of pre-tax GAAP and non-GAAP income from continuing operations, respectively. Such tax rates are determined based on an estimated effective full year tax rate, with the effective tax rate for GAAP generally including the impact of discrete items in the period such items arise and the effective tax rate for non-GAAP income generally allocating the impact of discrete items pro rata to the fiscal year's remaining reporting periods. Adjusted cash flow from operations excludes restructuring and other payments. Free cash flow excludes purchases of property, equipment and capitalized software development costs. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31, 2012, which was the last day of our prior fiscal year. Constant currency excludes the impacts from the Company's hedging program. The constant currency calculation for annualized subscription and maintenance bookings is calculated by dividing the subscription and maintenance bookings in constant currency by the weighted average subscription and maintenance duration in years. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and cash flows, to competitors' operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures, which are attached to this news release.

Cautionary Statement Regarding Forward-Looking Statements

The declaration and payment of future dividends is subject to the determination of the Company's Board of Directors, in its sole discretion, after considering various factors, including the Company's financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. The Company's practice regarding payment of dividends may be modified at any time and from time to time.

Repurchases under the Company's stock repurchase program are expected to be made with cash on hand and may be made from time to time, subject to market conditions and other factors, in the open market, through solicited or unsolicited privately negotiated transactions or otherwise. The program, which is authorized through the fiscal year ending March 31, 2014, does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company's discretion.

Certain statements in this communication (such as statements containing the words "believes," "plans," "anticipates," "expects," "estimates," "targets" and similar expressions) constitute "forward-looking statements" that are based upon the beliefs of, and assumptions made by, the Company's management, as well as information currently available to management. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to achieve success in the Company's strategy by, among other things, effectively rebalancing the Company's sales force to increase penetration in growth markets and with large enterprises that have not historically been significant customers, enabling the sales force to sell new products, improving the Company's brand in the marketplace and ensuring the Company's set of cloud computing, Software-as-a-Service and other new offerings address the needs of a rapidly changing market, while not adversely affecting the demand for the Company's traditional products or its profitability; global economic factors or political events beyond the Company's control; general economic conditions and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; the failure to adapt to technological changes and introduce new software products and services in a timely manner; competition in product and service offerings and pricing; the failure to expand partner programs; the ability to retain and attract adequate qualified personnel; the ability to integrate acquired companies and products into existing businesses; the ability to adequately manage and evolve financial reporting and managerial systems and processes; the ability of the Company's products to remain compatible with ever-changing operating environments; breaches of the Company's software products and the Company's and customers' data centers and IT environments; discovery of errors in the Company's software and potential product liability claims; the failure to protect the Company's intellectual property rights and source code; risks associated with sales to government customers; access to software licensed from third parties; risks associated with the use of software from open source code sources; access to third-party code and specifications for the development of code; third-party claims of intellectual property infringement or royalty payments; fluctuations in the number, terms and duration of the Company's license agreements as well as the timing of orders from customers and channel partners; the failure to renew large license transactions on a satisfactory basis; changes in market conditions or the Company's credit ratings; fluctuations in foreign currencies; the failure to effectively execute the Company's workforce reductions; successful outsourcing of various functions to third parties; events or circumstances that would require us to record a goodwill impairment charge; potential tax liabilities; acquisition opportunities that may or may not arise; and other factors described more fully in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should our assumptions prove incorrect, actual results may vary materially from those described herein as believed, planned, anticipated, expected, estimated, targeted or similarly expressed in a forward-looking manner. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Copyright © 2012 CA, Inc. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Table 1
CA Technologies
Consolidated Statements of Operations
(unaudited)
(in millions, except per share amounts)

	Three Months Ended
	June 30,
Revenue	2012	2011
Subscription and maintenance revenue	$977	$1,007
Professional services	91	90
Software fees and other	77	66
Total revenue	$1,145	$1,163
Expenses
Costs of licensing and maintenance	$69	$67
Cost of professional services	86	88
Amortization of capitalized software costs	64	50
Selling and marketing	305	326
General and administrative	110	114
Product development and enhancements	125	118
Depreciation and amortization of other intangible assets	41	47
Other (gains) expenses, net	(36)	11
Total expenses before interest and income taxes	$764	$821
Income from continuing operations before interest and income taxes	$381	$342
Interest expense, net	11	9
Income from continuing operations before income taxes	$370	$333
Income tax expense	130	105
Income from continuing operations	$240	$228
Income from discontinued operations, net of income taxes	-	13
Net income	$240	$241

Basic income per share
Income from continuing operations	$0.51	$0.45
Income from discontinued operations	-	0.03
Net income	$0.51	$0.48
Basic weighted average shares used in computation	465	500

Diluted income per share
Income from continuing operations	$0.51	$0.45
Income from discontinued operations	-	0.02
Net income	$0.51	$0.47
Diluted weighted average shares used in computation	467	501

Table 2
CA Technologies
Condensed Consolidated Balance Sheets
(in millions)

	June 30,	March 31,
	2012	2012
	(unaudited)
Cash and cash equivalents	$2,541	$2,679
Trade accounts receivable, net	491	902
Deferred income taxes	236	231
Other current assets	151	153
Total current assets	$3,419	$3,965

Property and equipment, net	$363	$386
Goodwill	5,855	5,856
Capitalized software and other intangible assets, net	1,348	1,389
Deferred income taxes	127	151
Other noncurrent assets, net	247	250
Total assets	$11,359	$11,997

Current portion of long-term debt	$15	$14
Deferred revenue (billed or collected)	2,313	2,658
Deferred income taxes	14	14
Other current liabilities	812	1,065
Total current liabilities	$3,154	$3,751

Long-term debt, net of current portion	$1,283	$1,287
Deferred income taxes	43	44
Deferred revenue (billed or collected)	882	972
Other noncurrent liabilities	560	546
Total liabilities	$5,922	$6,600

Common stock	$59	$59
Additional paid-in capital	3,555	3,491
Retained earnings	4,986	4,865
Accumulated other comprehensive loss	(134)	(108)
Treasury stock	(3,029)	(2,910)
Total stockholders’ equity	$5,437	$5,397
Total liabilities and stockholders’ equity	$11,359	$11,997

Table 3
CA Technologies
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in millions)
	Three Months Ended
	June 30,
	2012	2011
Operating activities from continuing operations:
Net income	$240	$241
Income from discontinued operations	-	(13)
Income from continuing operations	$240	$228
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	105	97
Provision for deferred income taxes	25	71
Provision for bad debts	1	-
Share-based compensation expense	23	25
Asset impairments and other non-cash items	1	2
Foreign currency transaction losses	12	2
Changes in other operating assets and liabilities, net of effect of acquisitions:
Decrease in trade accounts receivable	398	274
Decrease in deferred revenue	(394)	(214)
Decrease in taxes payable, net	(93)	(241)
Increase (decrease) in accounts payable, accrued expenses and other	18	(6)
Decrease in accrued salaries, wages and commissions	(141)	(84)
Changes in other operating assets and liabilities	(12)	(11)
Net cash provided by operating activities - continuing operations	$183	$143
Investing activities from continuing operations:
Acquisitions of businesses, net of cash acquired, and purchased software	$(5)	$(29)
Purchases of property and equipment	(22)	(19)
Capitalized software development costs	(36)	(50)
Purchases in marketable securities, net	-	(8)
Other investing activities	2	(1)
Net cash used in investing activities - continuing operations	$(61)	$(107)
Financing activities from continuing operations:
Dividends paid	$(119)	$(25)
Purchases of common stock	(86)	(153)
Debt borrowings (repayments), net	5	(184)
Exercise of common stock options and other	17	9
Net cash used in financing activities - continuing operations	$(183)	$(353)
Net change in cash and cash equivalents before effect of exchange rate changes on cash - continuing operations	$(61)	$(317)
Effect of exchange rate changes on cash	$(77)	$37
Cash provided by (used in) operating activities - discontinued operations	$-	$(8)
Decrease in cash and cash equivalents	$(138)	$(288)
Cash and cash equivalents at beginning of period	$2,679	$3,049
Cash and cash equivalents at end of period	$2,541	$2,761

Table 4
CA Technologies
Operating Segments
(unaudited)
(in millions)

	Three Months Ended June 30, 2012
	Mainframe Solutions (1)	Enterprise Solutions (1)	Services (1)	Total

Revenue (2)	$628	$426	$91	$1,145
Expenses (3)	260	359	87	706
Segment profit	$368	$67	$4	$439
Segment operating margin	59%	16%	4%	38%

Segment profit				$439
Less:
Purchased software amortization				27
Other intangibles amortization				14
Share-based compensation expense				23
Other (gains) expenses, net (4)				(6)
Interest expense, net				11
Income from continuing operations before income taxes				$370

	Three Months Ended June 30, 2011
	Mainframe Solutions (1)	Enterprise Solutions (1)	Services (1)	Total

Revenue (2)	$646	$427	$90	$1,163
Expenses (3)	276	382	88	746
Segment profit	$370	$45	$2	$417
Segment operating margin	57%	11%	2%	36%

Segment profit				$417
Less:
Purchased software amortization				23
Other intangibles amortization				19
Share-based compensation expense				25
Other (gains) expenses, net (4)				8
Interest expense, net				9
Income from continuing operations before income taxes				$333
(1)

• Mainframe Solutions – Our Mainframe Solutions segment addresses the mainframe market and is focused on making significant investments in order to be innovative in key management disciplines across our broad portfolio of products. Ongoing development is guided by customer needs, our cross-enterprise management philosophy and our Mainframe 2.0 strategy, which offers management capabilities designed to appeal to the next generation of mainframe staff while also offering productivity improvements to today’s mainframe experts. Our mainframe business assists customers by addressing three major challenges: lowering costs, providing high service levels by sustaining critical workforce skills and increasing agility to help deliver on business goals.

• Enterprise Solutions – Our Enterprise Solutions segment includes products that operate on non-mainframe platforms, such as service assurance, security (identity and access management), project and portfolio management, service management, virtualization and service automation, SaaS, and cloud offerings. Our offerings help customers address their regulatory compliance demands, privacy needs, and internal security policies. Enterprise Solutions also focuses on delivering growth to the Company in the form of new customer acquisitions and revenue, while leveraging non-traditional routes-to- market and delivery models.

• Services – Our Services segment offers implementation, consulting, education and training services to customers, which is intended to promote a seamless customer experience and to increase the value that customers realize from our solutions.

(2)	We regularly enter into a single arrangement with a customer that includes Mainframe Solutions segment software products, Enterprise Solutions segment software products and Services. The amount of contract revenue assigned to segments is generally based on the manner in which the proposal is made to the customer. The software product revenue is assigned to the Mainframe Solutions and Enterprise Solutions segments based on either: (1) a list price allocation method (which allocates a discount in the total contract price to the individual products in proportion to the list price of the product); (2) allocations included within internal contract approval documents; or (3) the value for individual software products as stated in the customer contract. The price for the implementation, consulting, education and training services is separately stated in the contract and these amounts of contract revenue are assigned to the Services segment. The contract value assigned to each segment is then recognized in a manner consistent with the revenue recognition policies we apply to the customer contract for purposes of preparing the Condensed Consolidated Financial Statements.

(3)	Segment expenses include costs that are controllable by segment managers (i.e., direct costs) and, in the case of the Mainframe Solutions and Enterprise Solutions segments, an allocation of shared and indirect costs (i.e., allocated costs). Segment-specific direct costs include a portion of selling and marketing costs, licensing and maintenance costs, product development costs, general and administrative costs and amortization of the cost of internally developed software. Allocated segment costs primarily include indirect selling and marketing costs and general and administrative costs that are not directly attributable to a specific segment. The basis for allocating shared and indirect costs between the Mainframe Solutions and Enterprise Solutions segments is dependent on the nature of the cost being allocated and is either in proportion to segment revenues or in proportion to the related direct cost category. Expenses for the Services segment consist only of direct costs and there are no allocated or indirect costs for the Services segment.

(4)	Other expenses (gains), net consists of other unallocated costs including foreign exchange derivative (gains) losses, and other miscellaneous costs.

Table 5
CA Technologies
Constant Currency Summary
(unaudited)
(in millions)

	Three Months Ended June 30,
	2012	2011	% Increase (Decrease) in $ US	% Increase (Decrease) in Constant Currency (1)

Bookings	$553	$865	(36%)	(34%)

Revenue:
North America	$726	$716	1%	2%
International	419	447	(6%)	1%
Total revenue	$1,145	$1,163	(2%)	1%

Revenue:
Subscription and maintenance	$977	$1,007	(3%)	0%
Professional services	91	90	1%	4%
Software fees and other	77	66	17%	19%
Total revenue	$1,145	$1,163	(2%)	1%

Segment Revenue:
Mainframe solutions	$628	$646	(3%)	0%
Enterprise solutions	426	427	0%	2%
Services	91	90	1%	4%

Total expenses before interest and income taxes:
Total non-GAAP (2)	$706	$746	(5%)	(2%)
Total GAAP	764	821	(7%)	(3%)
(1)	Constant currency information is presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31, 2012, which was the last day of our prior fiscal year. Constant currency excludes the impacts from the Company's hedging program.

(2)	Refer to Table 7 for a reconciliation of total expenses before interest and income taxes to total non-GAAP operating expenses.

Certain non-material differences may arise versus actual from impact of rounding.

Table 6
CA Technologies
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(unaudited)
(in millions)

	Three Months Ended
	June 30,
	2012	2011
GAAP net income	$240	$241
GAAP income from discontinued operations, net of income taxes	-	(13)
GAAP income from continuing operations	$240	$228
GAAP income tax expense	130	105
Interest expense, net	11	9
GAAP income from continuing operations before interest and income taxes	$381	$342
GAAP operating margin (% of revenue) (1)	33%	29%

Non-GAAP adjustments to expenses:
Costs of licensing and maintenance(2)	$-	$1
Cost of professional services(2)	1	1
Amortization of capitalized software costs(3)	27	23
Selling and marketing(2)	10	10
General and administrative(2)	8	8
Product development and enhancements(2)	4	5
Depreciation and amortization of other intangible assets(4)	14	19
Other (gains) expenses, net (5)	(6)	8
Total Non-GAAP adjustment to operating expenses	$58	$75
Non-GAAP income from continuing operations before interest and income taxes	$439	$417
Non-GAAP operating margin (% of revenue) (6)	38%	36%

Interest expense, net	11	9
GAAP income tax expense	130	105
Non-GAAP adjustment to income tax expense(7)	1	24
Non-GAAP income tax expense	$131	$129
Non-GAAP income from continuing operations	$297	$279
(1)	GAAP operating margin is calculated by dividing GAAP income from continuing operations before interest and income taxes by total revenue (refer to Table 1 for total revenue).

(2)	Non-GAAP adjustment consists of share-based compensation.

(3)	Non-GAAP adjustment consists of purchased software amortization.

(4)	Non-GAAP adjustment consists of other intangibles amortization.

(5)	Non-GAAP adjustment consists of other miscellaneous costs including gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter.

(6)	Non-GAAP operating margin is calculated by dividing non-GAAP income from continuing operations before interest and income taxes by total revenue (refer to Table 1 for total revenue).

(7)	The full year non-GAAP income tax expense is different from GAAP income tax expense because of the difference in non-GAAP income from continuing operations before income taxes. On an interim basis, this difference would also include a difference in the impact of discrete and permanent items where for GAAP purposes the effect is recorded in the period such items arise, but for non-GAAP such items are recorded pro rata to the fiscal year's remaining reporting periods.

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Certain non-material differences may arise versus actual from impact of rounding.

Table 7
CA Technologies
Reconciliation of GAAP to Non-GAAP
Operating Expenses and Diluted Earnings per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended
	June 30,
Operating Expenses	2012	2011

Total expenses before interest and income taxes	$ 764	$ 821

Non-GAAP operating adjustments:
Purchased software amortization	27	23
Other intangibles amortization	14	19
Share-based compensation	23	25
Other (gains) expenses, net (1)	(6)	8
Total non-GAAP operating adjustments	$ 58	$ 75

Total non-GAAP operating expenses	$ 706	$ 746

	Three Months Ended
	June 30,
Diluted EPS from Continuing Operations	2012	2011

GAAP diluted EPS from continuing operations	$ 0.51	$ 0.45

Non-GAAP adjustments, net of taxes:
Purchased software and other intangibles amortization	0.06	0.06
Share-based compensation	0.03	0.03
Other (gains) expenses, net (1)	(0.01)	0.01
Non-GAAP effective tax rate adjustments (2)	0.04	-

Non-GAAP diluted EPS from continuing operations	$ 0.63	$ 0.55
(1)	Non-GAAP adjustment consists of other miscellaneous costs including gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter.

(2)	The non-GAAP effective tax rate is equal to the full year GAAP effective tax rate, therefore no adjustment is required on an annual basis. On an interim basis, the difference in non-GAAP income tax expense and GAAP income tax expense relates to the difference in non-GAAP income from continuing operations before income taxes, and includes a difference in the impact of discrete and permanent items where for GAAP purposes, the effect is recorded in the period such items arise but for non-GAAP purposes, such items are recorded pro rata to the fiscal year's remaining reporting periods.

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Certain non-material differences may arise versus actual from impact of rounding.

Table 8
CA Technologies
Effective Tax Rate Reconciliation
GAAP and Non-GAAP
(unaudited)
(in millions)

	Three Months Ended
	June 30, 2012
	GAAP	Non-GAAP

Income from continuing operations before interest and income taxes (1)	$381	$439
Interest expense, net	11	11
Income from continuing operations before income taxes	$370	$428

Statutory tax rate	35%	35%

Tax at statutory rate	$130	$150
Adjustments for discrete and permanent items (2)	-	(19)
Total tax expense	$130	$131

Effective tax rate (3)	35.1%	30.6%

	Three Months Ended
	June 30, 2011
	GAAP	Non-GAAP

Income from continuing operations before interest and income taxes (1)	$342	$417
Interest expense, net	9	9
Income from continuing operations before income taxes	$333	$408

Statutory tax rate	35%	35%

Tax at statutory rate	$117	$143
Adjustments for discrete and permanent items (2)	(12)	(14)
Total tax expense	$105	$129

Effective tax rate (3)	31.5%	31.6%
(1)	Refer to Table 6 for a reconciliation of income from continuing operations before interest and income taxes on a GAAP basis to income from continuing operations before interest and income taxes on a non-GAAP basis.

(2)	The effective tax rate for GAAP generally includes the impact of discrete and permanent items in the period such items arise, whereas the effective tax rate for non-GAAP generally allocates the impact of such items pro rata to the fiscal year's remaining reporting periods.

(3)	The effective tax rate on GAAP and non-GAAP income from continuing operations is the Company's provision for income taxes expressed as a percentage of GAAP and non-GAAP income from continuing operations before income taxes, respectively. The non-GAAP effective tax rate is equal to the full year GAAP effective tax rate. On an interim basis, the effective tax rates are determined based on an estimated effective full year tax rate after the adjustments for the impacts of certain discrete items (such as changes in tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Certain non-material differences may arise versus actual from impact of rounding.

Table 9
CA Technologies
Reconciliation of Projected GAAP Earnings per Share to
Projected Non-GAAP Earnings per Share
(unaudited)

	Fiscal Year Ending
Projected Diluted EPS from Continuing Operations	March 31, 2013

Projected GAAP diluted EPS from continuing operations range	$2.07	to	$2.12

Non-GAAP adjustments, net of taxes:
Purchased software and other intangibles amortization	0.24		0.24
Share-based compensation	0.14		0.14

Projected non-GAAP diluted EPS from continuing operations range	$2.45	to	$2.50
Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Table 10
CA Technologies
Reconciliation of Projected GAAP Operating Margin to
Projected Non-GAAP Operating Margin
(unaudited)

Fiscal Year Ending
Projected Operating Margin	March 31, 2013

Projected GAAP operating margin	31%

Non-GAAP adjustments, net of taxes:
Purchased software and other intangibles amortization	3%
Share-based compensation	2%

Projected non-GAAP operating margin	36%
Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

CONTACT:
CA Technologies
Dan Kaferle
Public Relations, 631-342-2111
daniel.kaferle@ca.com
or
Kelsey Doherty
Investor Relations, 212-415-6844
kelsey.doherty@ca.com